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                                                                    Exhibit 4.04

                            FORM OF UNIT CERTIFICATE

      Number                                                Shares
      D

                           DYNAMIC INTERNATIONAL, LTD.

Common Stock
$.001 Par Value                                       CUSIP _________

               Incorporated under the Laws of the State of Nevada

      Units consisting of one share of Common Stock, one Class A Common Stock Purchase Warrant and one Class B Common Stock Purchase Warrant

THIS CERTIFIES THAT

IS THE OWNER OF                                             UNITS

      Each Unit consists of one share of Common Stock, $.001 par value, one redeemable Class A Warrant to purchase one share of Common Stock at $6.00 until ___________ [18 months from the Effective Date](the "Class A Warrants) and one redeemable Class B Warrant to purchase one share of Common Stock at $9.00 until _____________ [3 years from the Effective Date] (the Class B Warrants, together with the Class A Warrants, the "Warrants"). The Common Stock and the Warrants represented by this certificate are not transferable separately prior to _____________ [90 days from the Effective Date]. The terms of the Warrants are governed by the Warrant Agreement between the Company, American Stock Transfer and Trust Company (the "Warrant Agent") and Patterson Travis,. Inc. dated as of _______, 1997 and are subject to the terms and conditions contained therein, al of which terms and conditions the holder of this certificate consents to by acceptance hereof.

      This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

      WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.
Dated:

                              [SEAL]

      /s/                                                   /s/
Secretary                                             President
                                               Countersigned and Registered
                                    American Stock Transfer & Trust Company
                                            (New York)


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Reverse Side of Certificate

                           Dynamic International, Ltd.

      The Corporation will furnish to any shareholder a full statement of the powers, designations, limitations and relative participating, optional or other special rights of the shares of each class authorized to be issued, the qualifications, limitations and restrictions of such preferences and rights, the variations in the rights and preferences between the shares of any series of any authorized preferred class so far as they have been fixed and determined, and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series of any such preferred class. In addition, it contains the usual information relating to transfer of the stock represented by the certificate and it allows for completion of information required in connection with any such transfer.

      The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.


TEN COM - as tenants in common      UNIF FIT MIN ACT-________Custodian__________
                                                      (Cust)            (Minor)
TEN ENT - as tenants by the
          entireties                               under Uniform Gifts to Minors

JT TEN - as joint tenants with right               Act__________________________
of survivorship and not as tenants in                      (State)
common

    Additional abbreviations may also be used though not in the above list.

For Value Received,_____________________________hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
TAXPAYER IDENTIFYING NUMBER OF ASSIGNEE



_________________________________

________________________________________________________________________________
    (Please print or typewrite name and address including postal zip code of assignee)
________________________________________________________________________________
________________________________________________________________________________
______________________________________________________________________shares of the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint _________________________________ Attorney to transfer the said shares on the books of the within Corporation with full power of substitution in the premises.


Dated_________________________

___________________________________________________

                                NOTICE: The signature to this assignment must
                                        correspond with the name as as written
                                        upon the face of the Certificate, in
                                        every particular, without alteration or
                                        enlargement or any change whatever.

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